Exhibit 99.2

Sangamo Therapeutics, Inc. Point Richmond Tech Center 501 Canal Boulevard Richmond, CA 94804 510-970-6000 ● 510-236-8951(Fax)

SANGAMO THERAPEUTICS ANNOUNCES CHIEF FINANCIAL OFFICER SUCCESSION

Kathy Yi Appointed to Succeed H. Ward Wolff as CFO Upon His Retirement in March

Richmond, Calif., February 27, 2017 – Sangamo Therapeutics, Inc. (Nasdaq: SGMO), the leader in therapeutic genome editing, today announced the appointment of Kathy Yi as senior vice president and chief financial officer, to succeed current executive vice president and chief financial officer H. Ward Wolff, who will be retiring from the company in early March. Ms. Yi, a chemical engineer by training, brings over 15 years of experience in corporate finance, including financial analysis in support of M&A, licensing and other business development activities. She most recently served as Head of Finance for Novartis Pharmaceuticals’ Global Inhalation Technical Research & Development group, responsible for the financial management of technical R&D organizations in California and Switzerland.

“I am sincerely grateful to Ward for his support through my transition as CEO and for his dedicated service to Sangamo throughout the years,” said Sandy Macrae, M.B., Ch.B., Ph.D., Sangamo’s chief executive officer. “Ward’s executive and financial leadership has been extremely valuable to Sangamo and will be greatly missed. I’m also very excited to welcome Kathy to Sangamo’s leadership team. I’m highly confident that her broad experience in various facets of corporate finance and operational accounting will help support our mission of translating Sangamo’s ground-breaking science into genomic medicines for the benefit of patients in the coming years.”

Prior to Novartis, Ms. Yi held financial management positions of increasing seniority at Life Technologies Corp., from 2007 to 2014, including Finance Leader, Corporate FP&A. Earlier, she held various positions in finance at Intel Corp, from 2001 to 2007. Ms. Yi received a B.S. in Chemical Engineering from University of California, Berkeley, and an M.B.A. from Columbia Business School.

Mr. Wolff was appointed CFO of Sangamo in 2007 subsequent to serving as a member of Sangamo’s board of directors since 2006. He also serves as an independent director of Portola Pharmaceuticals, Inc. and Calithera Biosciences, Inc.

About Sangamo Therapeutics

Sangamo Therapeutics, Inc. is focused on translating ground-breaking science into genomic therapies that transform patients’ lives using the company’s industry leading platform technologies in genome editing, gene therapy, gene regulation and cell therapy. The Company is advancing Phase 1/2 clinical programs in hemophilia A and hemophilia B, and lysosomal storage disorders MPS I and MPS II. Sangamo has a strategic collaboration with Bioverativ, Inc. for hemoglobinopathies, including beta thalassemia and sickle cell disease, and with Shire

International GmbH to develop therapeutics for Huntington’s disease. In addition, it has established strategic partnerships with companies in non-therapeutic applications of its technology, including Sigma-Aldrich Corporation and Dow AgroSciences. For more information about Sangamo, visit the Company’s website at www.sangamo.com.

Forward Looking Statements

This press release contains forward-looking statements regarding Sangamo’s current expectations. These forward looking statements include, without limitation, references to the ability of Sangamo’s management to support the successful execution of its strategies. These statements are not guarantees of future performance and are subject to certain risks, uncertainties and assumptions that are difficult to predict. Factors that could cause actual results to differ include, but are not limited to, the early stage of ZFP Therapeutic development, dependence on the success of clinical trials of lead programs, the lengthy and uncertain regulatory approval process, uncertainties related to the timing of initiation and completion of clinical trials, whether clinical trial results will validate and support the safety and efficacy of ZFP Therapeutics, and the ability to establish strategic partnerships. Further, there can be no assurance that the necessary regulatory approvals will be obtained or that Sangamo and its partners will be able to develop commercially viable gene-based therapeutics. Actual results may differ from those projected in forward-looking statements due to risks and uncertainties that exist in Sangamo’s operations and business environments. These risks and uncertainties are described more fully in Sangamo’s Annual Reports on Form 10-K and Quarterly Reports on Form 10-Q as filed with the Securities and Exchange Commission. Forward-looking statements contained in this announcement are made as of this date, and Sangamo undertakes no duty to update such information except as required under applicable law.

Contact

Sangamo Therapeutics, Inc.

McDavid Stilwell

510-970-6000, x219

mstilwell@sangamo.com

Varant Shirvanian

510-970-6000 x205

vshirvanian@sangamo.com

###